UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2016

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 10, 2016, Torvec, Inc. completed the initial closing on the sale of $1,000,000 of the company’s Series C-3 Voting Convertible Preferred Stock. The shares were offered and sold without registration under the Securities Act of 1933in reliance upon Rule 506(c) of Regulation D under the Securities Act of 1933.

The information disclosed in Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events

On February 12, 2016, Torvec, Inc. issued a press release announcing the initial closing on the sale of $1,000,000 of the company’s Series C-3 Voting Convertible Preferred Stock and the extension of the expiration of the offering of the Series C-3 Voting Convertible Preferred Stock until 5:00 p.m. eastern time on June 3, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

The commencement of the Series C-3 Voting Convertible Preferred Stock was disclosed in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2015. The shares of Series C-3 Preferred Stock available in the offering will not be registered under the Securities Act of 1933. Accordingly, those shares and the shares of common stock issuable upon their conversion are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933 and may not be offered for resale or resold or otherwise transferred except pursuant to a registration statement under the Securities Act of 1933 or an applicable exemption from registration requirements.

The information set forth herein is neither an offer to sell, nor a solicitation of an offer to buy, any Series C-3 Preferred Stock, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01	Financial Statements and Exhibits

99.1	February 12, 2016 press release announcing initial closing of Series C-3 preferred stock offering and extension of offering through June 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.
February 12, 2016	By:	/s/ Kathleen A. Browne

Kathleen A. Browne Chief Financial and Principal Accounting Officer